EXHIBIT 99.1

Contacts: Rajesh C. Shrotriya, M.D. Chairman, CEO and President Spectrum Pharmaceuticals, Inc. (949) 743-9295	Jeanie D. Herbert Investor Relations (949) 743-9216

Spectrum Pharmaceuticals Completes Acquisition of Oncology Drug Assets of Targent, Inc.

•                  Key product in acquisition is Levofolinic acid (LFA) for which a New Drug Application (NDA) is on file with the FDA

•                  Spectrum acquires North American rights to LFA, which is marketed by Wyeth, Sanofi-Aventis and others in certain parts of the world, including Europe and Japan

•                  LFA has received two FDA orphan drug designations

•                  LFA is used extensively with 5-FU-containing chemotherapy regimens outside the US

•                  After approval, LFA could be on the U.S. market before the end of 2007

IRVINE, Calif., April 21, 2006 — Spectrum Pharmaceuticals, Inc. (Nasdaq:SPPI) announced today the closing of the transaction to acquire the oncology drug assets of Targent, Inc.  The key product acquired is levofolinic acid (LFA), the pure active isomer of calcium leucovorin, a component of “standard of care” 5-fluorouracil (5-FU) containing regimens for the treatment of colorectal cancer and other malignancies.  Spectrum acquired the rights for sales and marketing of LFA in the U.S., Canada and Mexico, along with several other oncology drugs in various stages of development. LFA is currently marketed by Wyeth, Sanofi-Aventis and others in certain parts of the world, including Europe and Japan.  It is estimated that the current market for LFA outside of North America is $200 million.

Under the terms of the agreement, Spectrum issued to Targent an aggregate amount of 600,000 shares of the company’s common stock. Only 1/3rd (200,000) of these shares will be registered for resale. The remaining 2/3rd (400,000) shares will not be registered and therefore will be subject to restrictions on resale under rule 144 of the Securities Act of 1933. Spectrum shall pay Targent additional shares of common stock and cash upon achievement of certain regulatory and sales milestones.

About Spectrum Pharmaceuticals

Spectrum Pharmaceuticals, Inc. is a specialty pharmaceutical company based in Irvine, California, engaged in the business of acquiring, developing and commercializing prescription drug products for the treatment of cancer and other unmet medical needs.  By leveraging its operational flexibility and regulatory proficiency, and using the extensive research and development capabilities of its strategic alliance partners, Spectrum has built a diversified portfolio of proprietary and generic drug products in various stages of development and regulatory approval.   For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statements

                     This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the Company’s operational flexibility and regulatory proficiency, the extensive research and development capabilities of the Company’s strategic alliance partners, that LFA will be approved and launched in the US before the end of 2007 and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.  We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

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